Exhibit 10.1

AIR COMMERCIAL REAL ESTATE ASSOCIATION

AMENDED AND RESTATED STANDARD INDUSTRIAL/COMMERCIAL

SINGLE-TENANT LEASE – NET

(DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)

1.	Basic Provisions (“Basic Provisions”).

1.1            Parties: This Lease (“Lease”) dated for reference purposes only July 1, 2010, is made by and between Broadway Company, LLC, a California limited liability company (“Lessor”) and Stadco, a California corporation (“Lessee”), (collectively the “Parties,” or individually a “Party”).

1.2            Premises: That certain real property, including all improvement therein or to be provided by Lessor under the terms of this Lease, and commonly known as See Addendum, located in the County of Los Angeles, State of California, and generally described as (described as (describe briefly the nature of the property and, if applicable, the “Project”, If the property is located within a Project) Industrial warehouse and office facilities, and uses ancillary thereto (“Premises”), (See also Paragraph 2)

1.3            Term: 20 years and 0 months (“Original Term”) commencing July 1, 2010 (“Commencement Date”) and ending June 30, 2030 (“Expiration Date”). (See also Paragraph 3)

~~1.4            Early Possessions: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing______________________ (“Early Possession Date”). (See also Paragraphs 2.2 and 2.3)~~

1.5            Base Rent: $61,404.80 per month (“Base Rent”), payable on the first (1st) day of each month commencing July 1, 2010. (See also Paragraph 4)

☒ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 54

1.6            Base Rent and Other Monies Paid Upon Execution:

(a)                Base Rent: $ __________ for the period ______________________________.

(b)               Security Deposit: $121,256.00 (“Security Deposit”). (See also Paragraph 5)

(c)                Association Fees: $N/A for the period N/A.

(d)               Other: $N/A for N/A.

(e)                Total Due Upon Execution of this Lease: $121,256.00.

1.7            Agreed Use: Industrial, warehousing, office use and other uses incidental thereto. (See also Paragraph 8)

1.8            Insuring Party: Lesser is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)

~~1.9            Real Estate Brokers: (See also Paragraph 15)~~

~~(a)                Representations: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):~~

~~☐ ____________________________ represents Lessor exclusively (“Lessor’s Broker”):~~

~~☐ ____________________________ represents Lessee exclusively (“Lessee’s Broker”); or~~

~~☐ ____________________________ represents both Lessor and Lessee (“Dual Agency”)~~

~~(b)               Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Broker the fee agreed to in their separate _______ agreement (or if there is no such agreement, the sum of ______ or ______ % of the total Base Rent) for the brokerage services rendered by the Brokers.~~

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1.10          ~~Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by __________________ (“Guarantor”), (See also Paragraph 37)~~

1.11         Attachments. Attached hereto at the following, all of which constitute a part of this Lease:

☒ an Addendum consisting of Paragraphs 51 through 60;

☐ a plot plan depicting the Premises;

☐ a current set of the Rules and Regulations;

☐ a Work Letter

☐ other (specify): ____________________________________________________________________.

2.	Premises.

2.1           Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Lessor and Lessee hereby estimate that the ___ square footage of the Premises is as ____ in the Addendum attached hereto. ~~While the approximate square footage of the Premises may have been used in the marketing of the size be determined to be different. Note: Lessee is advised to verify the actual size prior to executing this Lease.~~

2.2           ~~Condition. Lessor shall deliver the Premises is Lessee broom clean and free of debris on the Commencement Date or the _____ Possession Date, whichever first occurs (“Start Date”); and, so long as the required service constructs described in Paragraph 71(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning system (“HVAC”), loading doors, sump pumps, if any, and all other such elements. In the Premises, either than those constructed by Lessee, shall be in good operating condition on sold date, that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the “Building”) shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state of federal law, if a non-compliance with said warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fall with the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee ____ forth with specificity the nature and extent of such non-compliance, malfunction or failure rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Building. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-______, malfunction or failure shall be the obligation of Lessee at Lessee’s sole coast and expense. __________________AS-IS~~.

2.3           Compliance. Lessor makes no representations or warranties ~~warrants~~ that ~~to the best of its knowledge~~ the improvements on the Premises comply with any ~~the~~ building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) now or that were in effect at the time that each improvement, or portion thereof, was constructed. ~~Said warranty does not apply to~~ Lessor makes no representations or warranties with respect to the use to which Lessee will put the Premises, modifications which may be required by the Americans Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 50), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning, are appropriate of Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. ~~If the Premises do not comply with said warranty, Lessor shall except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 month following the Start Date, correction of that non-compliance shall be the obligations of Lessee of Lessee’s sole cost and expense~~. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

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(a)                Subject to Paragraphs 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the coast thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Leases and the cost thereof exceeds 6 months’ Base Rent Lessee may instead terminate this Lease unless Lessor notifies Lessor, in writing, withing 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the differences between the actual cost thereof and an amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b)               If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 144th of the portion of such costs reasonably attributable to the Premises. Lessee shall pay interest ______ rate of 10% _____ on the balance but may prepay its obligation at any time. If, however, Capital Expenditure is required during the last 2 years of this Lease of if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the Balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c)                Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure and its own expense, Lessee shall not, however, have any right to terminate this Lease.

2.4            Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor ~~and/or Brokers~~ to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relates to its occupancy of the Promises, (d) it is not relying on any representation as to the size of the Premises made by Brokers and Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the rent stated herein, and (f) neither Lessor, nor Lessor’s agents, ~~nor Brokers~~ have made any oral or written representation or warranties with respect to said matters other than set forth in this Lease. ~~In addition, Lessor acknowledges that (i) Broker have made no representations, promises or warranties concerning Lessor’s ability to honor the Lease or suitability to occupy the Premises, an (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants~~.

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~~2.5               Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force of effect if immediately prior to the Start Date ______ was the owner or occupant to the Premises, in such event, Lessee shall be responsible for any necessary corrective work.~~

3.	Term.

3.1            Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

~~3.2           Early Possession. Any provision herein granting Lessee early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee total or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be adjusted for the period of such early Possession. All other terms of this Lease (including but not limited to the obligations to pay Real Property taxes and Insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not effect Expiration Date.~~

~~3.3           Delay in Possession. Lesser agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If despite cod efforts, Lessor is unable to deliver possession by such data, Lessor or shall not be subject to any liability therefor, nor shall such failure affect the valley of this Lease, Lessee shall no, however, be obligated to pay rent or perform the other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may at its option by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. If possession of the Premises is not delivered within 120 days after the Commencement date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee in writing.~~

~~3.4           Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraphs 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.~~

4.	Rent.

4.1            Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except of the Security Deposit) are deemed to be rent (“Rent”)

4.2            Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. ~~All monetary amounts shall be rounded to the nearest whole dollar~~, in the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount than due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge ~~and Lessor, at its option, may require all future Rent to be paid by cashier’s check~~. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, Insurance and Real Property Taxes, and any remaining amount to any other outstanding charges or costs.

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~~4.3            Association Fees. In addition to the Base Rent, Lessee shall pay to Lessor each month an amount equal to any owner’s association or condominium fees levied or assessed against the Premises. Said monies shall be paid at the same time and in the same manner as the Base Rent.~~

5.                Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay rent, otherwise ________ ~~Default under~~ this Lease (__________________________), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, an/or to reimburse or compensation Lessor for any reasonable liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If the lessor uses or applied all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with lessor sufficient to restore said Security Deposit the full amount acquired by this Lease. If the Base Rent Increases during the term of this Leases, lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. ~~Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignees, Lessor shall have the right to increase the Security Deposit to the _________ necessary. In Lessee reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof.~~ If a change in control of Losses occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be all a commercially reasonable level based on such changes in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or lamination of this Lease, Lessor shall return that portion of the Security Deposit no used or applied by Lessor ____________________. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessors under this Lease.

6.	Use.

6.1            Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal uses which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, crocetin damage, was to or a nuisance, or that unreasonably disturb occupants of our causes damages to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems, therein, and/or is not significantly more burdensome to the Promises. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2            Hazardous Substances.

(a)              Reportable Uses Require Consent. The term “Hazardous Substances” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment of the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

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(b)               Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)               Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party other than Lessor or Lessor’s agents, or any other tenant of any portion of the Premises not known to Lessee.

(d)               Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, affiliates, successors, assigns, attorneys, officers, directors, members, managers, shareholders, partners, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party other than Lessor or Lessor’s agents, or any other tenant or any portion of the Project not leased to Lessee during the term of the Lease (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee during the Term of this Lease, and the cost of investigation, removal, remediation, restoration and/or abatement for any such actions during the Term of this Lease, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e)               Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its agents, employees, attorneys, officers, directors, members, managers, shareholders, partners, and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which ___________ ~~on the Premises prior to Lessee’s occupancy or~~ which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees, Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f)               Investigations and Remediations. ~~Lessor~~ Lessee shall ~~retain the~~ have responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises except to the extent caused by any other tenant of any portion of the Project not leased to Lessee, ~~prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(g) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.~~

~~(g)              Lessor Termination Option. If a hazardous Substance Condition (see Paragraph 9.1(e) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 8.2(d) and Paragraph 13). Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition _____ an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with _____ funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.~~

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6.3            Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements and the requirements of any applicable fire insurance underwriter or rating bureau, ~~and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the such Requirements~~, without regard to whether such Requirements are now in effect or become effective after the Start Commencement Date. Lessee shall, within ~~10~~ 15 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4            Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time. In the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall ~~upon~~ within 15 days following request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within ~~10~~ 15 days of the receipt of a written request therefor.

7.	Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1            Lessee’s Obligations.

(a)                In General. Subject to the provision of Paragraph ~~2.2 (Condition),~~ 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, wells (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

(b)               Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, ~~upon~~ within 15 days following demand, for the reasonable cost thereof.

(c)                Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

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(d)               Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest at the rate of 10% per annum on the unamortized balance but may prepay its obligation at any time.

7.2           Lessor’s Obligations. Subject to the provisions of Paragraphs ~~2.2 (Condition),~~ 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein; all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

7.3            Utility Installations; Trade Fixtures; Alterations.

(a)                Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements in or comprising the Premises, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not ~~yet~~ owned by Lessor pursuant to Paragraph 7.4(a) or part of the improvements in or comprising the Premises or, the Commencement Date.

(b)               Consent. Lessee shall not make any Alteration or Utility Installations to the Premises without Lessor’s prior written consent not be unreasonably withheld, conditioned or delayed. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof doing this Lease as extended does not exceed a sum equal to ~~3 months Base Rent~~ $500,000.00 in the aggregate or a sum equal to ~~one month’s Base Rent~~ $250,000.00 in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of ~~one month’s Base Rent~~ $250,000.00, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.

(c)                Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialman’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If the _______________________ within 30 days ________ Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s reasonable attorneys’ fees and costs.

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7.4            Ownership; Removal; Surrender; and Restoration.

(a)                Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b)               Removal. By delivery to Lessee of written notice from Lessor not earlier than ~~90~~ 120 and not later than ~~30~~ 90 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c)                Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and damage due to _________ (________ to the terms hereof related to _________) excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. ~~Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear,~~ Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Specifically, Lessee shall repair and restore to ____ _____________ from which equipment may have been removed. Lessee shall completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party except Lessor, Lessor’s agents, or any other tenants of any portion of the Project not _________ to Lessee (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) ~~even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements~~. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 28 below.

8.	Insurance; Indemnity.

8.1            Payment for Insurance. Lessee shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within 10 days following receipt of an invoice.

8.2            Liability Insurance.

(a)                Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than ~~$1,000,000~~ $12,000,000 per occurrence with an annual aggregate of not less than ~~$2,000,000~~ $5,000,000, Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers of Lessors of Premises” Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b)               Carried by Lessor. Lessor ~~shall~~ may, but shall not be required to, maintain liability insurance as described in Paragraph 8.2(a). In addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

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8.3            Property Insurance – Building, Improvements and Rental Value.

(a)                Building Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removed and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed ~~$4,000~~ $10,000.00 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

(b)               Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period. Lessee shall be liable for any deductible amount in the event of such loss.

(c)                Adjacent Premises. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.

8.4            Lessee’s Property; Business Interruption Insurance.

(a)                Property Damage. Lessee shall obtain and maintain insurance coverage on all Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed ~~$3,000~~ $10,000.00 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of persona1 property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b)               Business Interruption. Lessee shall obtain and maintain lose of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c)                No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5            Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be reasonably required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Commencement Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the reasonable cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same and charge the ______ either Party.

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8.6            Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover against the other, for loss of or damage to the property existing out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductible applicable hereto. The Parties agree to have their respective property damage insurance carrier waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby and _____________.

8.7            Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and/or its _____, _____, _____, managers, shareholders, affiliates, _____, _____, attorneys, employees, agents, Lessor’s ~~master or ground lessor~~, partners and Lenders, from and against any and all claims, loss of rents and/or damages, _____, judgments, penalties, reasonable attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessee and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8            Exemption of Lessor and Its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, except as expressly set forth herein, neither Lessor nor its _____, _____, _____, managers, shareholders, affiliates, _____, _____, attorneys, employees or agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9           Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.	Damage or Destruction.

9.1           Definitions.

(a)            “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility installations, which can reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date Lessor learns of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.

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(b)               “Premises Total Destruction” shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within 30 days from the date Lessor learns of the damage or destruction as to whether or not the damage is Partial or Total.

(c)                “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d)               “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)                “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires remediation.

9.2               Partial Damage – Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then ~~Lessor~~ Lessee shall~~, at Lessor’s expense,~~ repair such damage (~~but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations ____~~ as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that ~~Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and,~~ In such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee’s responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the face that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessee shall ___________________ ~~Lessor shall have not obligation~~ to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises, ~~unless Lessee provides Lessor with the funds to cover same, or adequate occurrence thereof, within 10 days following receipt of written notice of such shortage and request therefor, if Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or occurrence are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter.~~ Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction, Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3               Partial Damage – Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such terminate shall be effective 60 days following the date of such notice. ___ Lessor starts to repair the damages, such repair shall be _______ within 180 days after the occurrence of the Uninsured Loss (subject to force majeure delays) and _____________, Lessee shall have the right to terminate this lease. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event his Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available, if Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

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9.4               Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5               Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’ receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, ,then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6               Abatement of Rent; Lessee’s Remedies.

(a)                Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value Insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

~~(b)               Remedies. If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.~~

9.7               Termination; Advance Payments. Upon termination of this Lease pursuant to ~~Paragraph _____(g)~~ or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor to return to Lessee any amounts at _________________________________________________ termination of this Lease. Lessor shall, in addition return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

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10.           Real Property Taxes.

10.1           Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income, ______ or estate taxes); improvement bond, and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises or the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located, Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein; (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2           Payment of Taxes. ~~In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax installment due at least 30 days prior to the applicable delinquency date. If any such installment shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. In the event Lessee incurs a late charge on any Rent payment,~~ Lessor may ___ estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, ~~upon~~ within 15 days following demand such additional sum as is necessary. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any such advance payments may be treated by Lessor as an additional Security Deposit.

10.3           Joint Assessment. If the Premises are not separately assessed, Lessee’s liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available.

10.4           Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishing, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnished, equipment and all other personal property to be assessed and ______ separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.           Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.

12.           Assignment and Subletting.

12.1           Lessor’s Consent Required.

(a)               Except as expressly set forth herein, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent in the _______________ discretion.

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(b)               Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of ~~25%~~ 50% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c)               ~~The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets secure, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has ________, or as ______ immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold ___ consent. “Net worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally-accepted accounting principles.~~ [See Addendum]

(d)               An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e)                Lessee’s remedy for any breach of Paragraph 1.21 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f)                 Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g)                Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with he installation of a vending machine or payphone shall not constitute a subletting.

12.2           Terms and Conditions Applicable to Assignment and Subletting.

(a)                Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations if Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b)               Lessor may accept Rent or performance of Lessee’ obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.

(c)                Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)               In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

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(e)               Each request for consent to an assignment or subletting shall be inwriting, accompanied by information _________ relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, ~~together with a fee of $500 as consideration for~~ Lessee shall pay to Lessor the ________ fees and __________ including attorneys’ fees, _________ as part of Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36). Lessee shall respond to Lessor, in writing within 30 days after Lessee’s request for consent, in the event Lessor shall not respond within such period, Lessor shall be required to have ___________ such assignment or ______________.

(f)                Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g)               Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3           Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a)               Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee, Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and direct any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under this sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b)               In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c)                Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d)               No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

~~(e)                Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee who shall have the right to cure the Default or Lessee within the grace period, if any, specified n such notice. The sublessee shall have a right of reimbursement and offset from an against Lessee for any such Defaults cured by the sublessee.~~

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13.           Default; Breach; Remedies.

13.1           Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period;

(a)               The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b)               The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due to provide reasonable evidence of insurance or surety bond or to fulfill any obligation under this Lease which endangers or threatens title or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION FO THE PREMISES.

(c)               The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee or occur more than _______ twelve (12) month period.

(d)               The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or Financial Statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (vii) material safety data sheets (MSDS), or IX) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e)               A Default by lessee as to the terms, covenants, conditions or provisions of this Lease, ~~or of the rules adopted under Paragraph 40 hereof,~~ other than those described in subparagraphs 13.1(a), (c), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 days period and thereafter diligently prosecutes such cure to completion (which shall occur in no more than 60 additional days).

(f)                The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. §101 or any successor statute thereto (unless, in these of a petition filed against Lessee, the same is dismissed within ~~60~~ 90 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within ~~30~~ 60 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within ~~30~~ 60 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g)                The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

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(h)               If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2           Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses reasonably incurred by Lessor in such performance ~~upon~~ within 15 days following receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a)               Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the ___________ cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall e computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. ~~Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12.~~ If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all of any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b)               Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c)               Pursue any other remedy now or hereafter available under the laws or judicial decision of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

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~~13.3           Inducement Recapture. Any agreement for free or abated rent or other charges or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions,” shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect and any rent, other charge, bonus, inducement or consideration theretofore abates, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent of the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~

13.4           Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by and Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount ~~or $100, whichever is greater~~. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’ option, become due and payable quarterly in advance.

13.5           Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within 5 days of when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due s to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6           Breach by Lessor.

(a)               Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, ,a reasonable time shall I no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance if commenced within such 30 days period and thereafter diligently pursued to completion.

(b)               Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to see reimbursement form Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

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14.           Condemnation. Lessor shall promptly give _______ to Lessee at and Condemnation or any _______ Condemnation affecting the Premises of the ___________. IF the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. IF more than 10% of the Building, or more than 25% of that portion of the Premises not occupied by any building, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within ~~10~~ 15 days after Lessor shall have given Lessee written notice of such taking ~~(or in the absence of such notice, within 10 days after the condemning authority shall have taken possession)~~ terminate this Lease as of the date the condemning authority takes such possession If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payment shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of busines goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation; ~~Lessor~~ Lessee shall repair any damage to the Premises caused by such Condemnation.

~~15.           Brokerage Fees.~~

~~15.1           Additional Commission. In addition to the payments owed pursuant to Paragraph 4.0 above, the unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires any rights to the Premises or other premises owned by Lessor and located within the same Project, if any, within which the Premises is located, (b) if Lessee remains in possession of the Premises, within the consent of Lessor, alter the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an _____________ clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~

~~15.2           Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.9, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fail to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by another between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~

~~15.3           Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other than it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protest, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the Indemnifying Party, including any costs, expense, attorneys’ fees reasonably incurred with respect thereto.~~

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16.           Estoppel Certificates.

(a)                Each Party (as “Responding Party”) shall within 10 days after written notice from the other Part (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party. Lessee shall, if requested ______________________, ___________________________________ of estoppel certificates.

(b)               If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party; (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been pad in advance, Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c)               If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years provided the re__________ agrees to keep such information confidential. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17.           Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises~~, or, if this is a sublease, of the Lessee’s interest in the prior lease~~. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18.           Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.           Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20.           Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction. Neither Lessor nor Lessee shall have the right to seek ____________________ as special damages of any kind against the other party.

21.           Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.           No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. ~~Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.~~

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23.           Notices.

23.1           Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission or _________________ delivery services, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2           Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24.           Waivers.

(a)               No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b)               The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c)               THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVBERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENTE WITH THIS LEASE.

~~25.           Disclosures Regarding The Nature of a Real Estate Agency Relationship.~~

~~(a)              When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:~~

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~~(i)                 Lessor’s Agent. A Lessor’s agent under a __________ agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty,, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(ii)               Lessee’s Agent. An agent can agree to act as agent for the Lessee only, in these situations, the agent is not the Lessor’s agent, even it by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care integrity, honesty, and loyalty in dealing with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.~~

~~(iii)             Agent Representing Both Lessor and Lessee. A real estate agent, either _________ directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the k knowledge and consent of both the Lessor and the Lessee. In a duel agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii) in representing both Lessor and Lessee, the agent may not without the express permission of the respective Party disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.~~

~~(b)               Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and _____ liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee resolved by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~

~~(c)               Lessor and Lessee agree to identify to Broker _____ “Confidential” any communication or information given Brokers that is considered by such Party to be confidential~~

26.           No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to ~~150%~~ 200% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

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27.           Cumulative Remedies. No remedy or election hereunder shall e deemed exclusive but shall wherever possible, be cumulative with all other remedies at law or in equity.

28.           Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of this Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29.           Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located. Lessor and Lessee consents to personal jurisdiction in the ____________________, and to venues in the Superior Court of Los Angeles County, California and the associated Federal Courts.

30.           Subordination; Attornment; Non-Disturbance.

30.1           Subordination. Subject to Section 3.30 _______________ this Lease and any Option granted hereby shall be subject and subordinate to any ground-lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease prior to the ____________________ that such Lender owns the Premises. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2           Attornment. In the event that Lessor transfer title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3           Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable no-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of f the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a No-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the No-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

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30.4           Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31.           Attorneys’ Fees. If Any Party ~~or Broker~~ brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation a Party ~~or Broker~~ who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party ~~or Broker~~ of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall e such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to _____ reasonable attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32.           Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, ad otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or in the last year of the __________ tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting,, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33.           Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34.           Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last __________ months of the term hereof. Except for ordinary “for sublease” signs, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent, not to be ____________________ withheld. All signs must comply with all Applicable Requirements.

35.           Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lessor estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lessor interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36.           Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, __________ or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee ~~upon~~ within 15 days following receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

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37.           Guarantor.

37.1           Execution. The Guarantors, if any, shall each execute a guaranty in the form _______________ ~~most recently published by the AIR Commercial Real Estate Association,~~ and each such Guarantor shall have the same obligations as Lessee under this Lease.

37.2           Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantors, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38.           Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

~~39.           Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply.~~

~~39.1           Definition. “Option” shall mean (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on either property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.~~

~~39.2           Options __________ to Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~

~~39.3           Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.~~

~~39.4           Effect of Default on Options.~~

~~(a)                Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12-month period immediately preceding the exercise of the Option.~~

~~(b)               The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 29.4(a).~~

~~(c)                An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.~~

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~~40.           Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rule and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, locking and unlocking of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.~~

41.           Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises Lessee, its agents an invitees and their property form the acts of third parties.

42.           Reservations. Lessor reserves to itself the right, from time to time,, to grant without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, ap or restrictions.

43.           Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within _____ months shall be deemed to have waived its right to protest such payment.

44.           Authority; Multiple Parties; Execution

(a)               If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, ~~each individual executing this Lease o behalf of such entity~~ _____ party represents and warrants that ~~he or she~~ the per ____________________ Lease is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)               If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c)               This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

45.           Conflict. Any conflict between the printed provisions of this Lease and typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46.           Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47.           Amendments. This Lease may be modified only in writing, signed by the Parties In Interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with he obtaining of normal financing or refinancing of the Premises.

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48.           Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESEPCTIVE RIGHTS TO TRIAL BY JURY IN ANY ACITON OR PROCEEDING INVOLVING THE PROEPRTY OR ARISING OUT OF THIS AGREEMENT.

49.           Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.

50.           Americans with Disabilities Act. Since compliance with he Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modification or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH GTERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION FO THIS LEASE HOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGA SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OFTHIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMTIED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITON OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.

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©2001 – AIR COMMERCIAL REAL ESTATE ASSOCIATION		FORM STN-11-8/08E__

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Los Angeles, California	Executed at:

On:		On:

By LESSOR:		By LESSEE:
Broadway Company, LLC, a California limited		Stadco, a California corporation
liability company

By:	/s/ Neil Kadisha	By:	/s/ Douglas A. Paletz

Name Printed:	Name Printed:

Title:	Title:

By:	By:

Name Printed:	Name Printed:

Title:	Title:

Address:	Address:

Telephone:(_____)	Telephone:(_____)

Facsimile:(_____)	Facsimile:(_____)

Federal ID No.	Federal ID No.

BROKER:	BROKER:

Attn:	Attn:

Title:	Title:

Address:	Address:

Telephone:(_____)	Telephone:(_____)

Facsimile:(_____)	Facsimile:(_____)

Federal ID No.	Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2001 – by AIR Commercial Real Estate Association. Al rights reserved.

No part of these works may be reproduced in any form without permission in writing.

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Addendum to
Amended and Restated Standard Industrial/Commercial
Single-Tenant Lease – Net

This Addendum to the Standard Industrial/Commercial Single-Tenant Lease -- Net (this “Addendum”) is entered into by and between Broadway Company, a California limited liability company (“Lessor”), and Stadco, a California corporation (“Lessee”) concurrently with and as a part of that certain Amended and Restated Standard Industrial/Commercial Single-Tenant Lease -- Net to which this Addendum is attached (the “Form Lease”). The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth in the body of the Form Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Form Lease, the provisions of this Addendum shall control. Except for purposes of determining whether a conflict exists between the Form Lease and this Addendum, the term “Lease” (as used herein and in the Form Lease) shall mean the Form Lease as modified by this Addendum. Initially-capitalized terms herein which are not otherwise defined herein shall have the meaning ascribed thereto in the Form Lease.

51.       Amendment and Restatement of Original Lease. Lessor and Lessee are parties to that certain Lease dated as of April 1, 1997 (the “Initial Lease”), as amended by Lease Amendment dated as of January 1, 2001 (the “First Amendment”) and Lease Amendment dated as of January 1, 2003 (the “Second Amendment”), pursuant to which Lessor leases to Lessee, and Lessee leases from Lessor, certain space in the Project. The Initial Lease, First Amendment, and Second Amendment are collectively referred to herein as the “Original Lease.” The Lease is intended to and shall amend, restate, supersede and replace in its entirety the Original Lease.

52.       Premises. The Premises is commonly identified as 1931 N. Broadway, Los Angeles, California. Attached to this Addendum as Schedule 1 is a description of the rentable square footage breakdown of the Premises. Lessor and Lessee stipulate that the Premises measurements set forth in Schedule 1 attached hereto are true and correct.

53.       Premises Taken As-Is. Lessee acknowledges that Lessee is already in possession of the Premises. Lessee hereby agrees that the Premises is taken and occupied “as is,” “With all faults,” “without any representations or warranties,” and Lessee hereby agrees and warrants that it has investigated and inspected the condition of the Premises, including performing environmental testing, and the suitability of same for Lessee’s purposes, and Lessee does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the suitability of same for Lessee’s purposes. Lessee specifically acknowledges that through its investigations it has determined, and it shall be deemed, that as of the date hereof there is no environmental contamination to the Premises. Lessee acknowledges that, other than as expressly set forth in this Lease, neither Lessor, nor any agent, affiliate or employee of Lessor, has made any representations or warranty with respect to the Premises or with respect to the suitability of the same for the conduct of Lessee’s business and Lessee expressly warrants and represents that Lessee has relied solely on its own investigation and inspection of the Premises in its decision to enter into this Lease and let the Premises in the above-described condition. Lessee acknowledges that the Premises and the Project are in satisfactory condition. Lessee hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

54.       No Existing Claims; Release. Lessee, on behalf of itself and its predecessors, successors, affiliates and assigns, and al1 other persons, firms and corporations claiming through Lessee, and each of them (collectively, the “Lessee Releasing Parties”), does hereby release Lessor and its predecessors, successors, affiliates and assigns, and their respective partners, officers, members, managers, shareholders, agents, contractors, representatives, employees and attorneys (collectively the “Lessor Released Parties”), of and from any and all claims, demands, disputes, damages, liabilities, obligations, controversies, debts, costs, expenses, lawsuits, actions, causes of action and other rights to relief, both legal and equitable, of every kind and nature, whether now known or unknown, suspected or unsuspected, past or present, contingent or fixed, which the Lessee Releasing Parties, or any of them, now have, had, or at any time hereafter may have, against the Lessor Released Parties, or any of them, arising out of or in connection with the Original Lease and/or the Premises and/or the Project, relating to the period prior to the date hereof. Lessee waives all rights it has or may hereafter have that any claim, demand, obligation or cause of action has, through ignorance, oversight or error, been omitted from the terms of this paragraph, and expressly waives all rights it may have, or claim to have, under the provisions of California Civil Code Section 1542 which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST·IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

________________
Lessee’s Initials

55.           Base Rent Adjustments.

(a)       Commencing on January 1, 2012, and on each anniversary thereafter (except for the Base Rent Adjustment Date (as defined below) (each, an “Adjustment Date”), Base Rent shall be increased (but not decreased) by the CPI Amount (as defined below), but in no event shall Base Rent be increased by more than three percent (3%) each year (except on the Base Rent Adjustment Date, when Base Rent shall be determined in accordance with Paragraph 55(b) below). As used herein, the CPI Amount shall be equal to a fraction, the numerator of which is the CPI figure for the third calendar month preceding the month during which the Adjustment Date occurs and the denominator of which is the CPI figure for the month occurring three (3) calendar months prior to the month in which the previous Adjustment Date occurred (or, in the case of the first adjustment, October 1, 2010). As used in this paragraph, the “CPI” means the Consumer Price Index for Urban Wage Earners and Clerical Workers, Los Angeles/Riverside/Orange County, all items (1982-84 = 100), published by the U.S. Department of Labor, Bureau of Labor Statistics (the “Bureau”), or if such index is no longer published, the U.S. Department of Labor’s most comprehensive official index then in use that most nearly corresponds to the index named above. If it is calculated from a base different from the base period 1982-84 = 100, figures used for calculating the adjustment shall first be converted to the base period used under a formula supplied by the Bureau. If the described index shall no longer be published, another index generally recognized as authoritative shall be substituted by Lessor.

(b)       On January 1, 2020 (the “Base Rent Adjustment Date”), the annual Base Rent with respect to the Premises shall be adjusted to the fair market rent for the Premises as determined in accordance with paragraphs (i) through (ix) below.

(i)        No earlier than July 1, 2019, nor later than September 1, 2019, Lessor shall present to Lessee Lessor’s proposed fair market rent for the Premises for the calendar year 2020. Lessee shall have ten (10) days to respond to Lessor that Lessee approves or disapproves Lessor’s proposed rent. If Lessee fails to respond within such ten (10) day period, then Lessee shall be deemed to have approved Lessor’s proposed rent.

(ii)        If Lessee disapproves Lessor’s proposed rent, then the parties shall reasonably communicate, meet and confer for no less than seven (7) days to attempt to reach agreement on the fair market value rent.

(iii)       If the parties are unable to so agree, then Lessor and Lessee shall each appoint, on or before October 1, 2019, one arbitrator who shall by profession be a current real estate broker or appraiser of comparable commercial properties within a ten (10) mile radius of the Project, and who has been active in such field over the last ten (10) years.

(iv)       The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

(v)       The three arbitrators shall within fifteen (15) days of the appointment of the third arbitrator reach a decision as to the fair market rent for the Premises.

(vi)       The decision of the majority of the three (3) arbitrators shall be binding upon Lessor and Lessee.

(vii)     If either Lessor or Lessee fails to appoint an arbitrator within ten (10) days after October 1, 2019, the arbitrator appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator’s decision shall be binding upon Lessor and Lessee.

(viii)     If the two (2) arbitrators fail to agree upon and timely appoint a third (3rd) arbitrator, or both parties fail to timely appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, in Los Angeles California (with arbitrators based in Los Angeles, California who are experienced with the Los Angeles, California real estate market), but subject to the instruction set forth in this item (b).

(ix)       If the final fair market value rent established by the arbitrators is less than the rent proposed by Lessor pursuant to Paragraph 55(b)(i) above, then each of Lessor and Lessee shall pay the cost of the arbitrator selected by itself, and the cost of the third arbitrator and the cost of the arbitration shall be paid by Lessor and Lessee equally. If the final fair market value rent established by the arbitrators is greater than the rent proposed by Lessor pursuant to Paragraph 55(b)(i) above, then Lessee shall pay the cost of all three arbitrators and the cost of the arbitration.

(c)       Commencing on January 1, 2021, and on each anniversary thereafter (i.e., each such date again being an Adjustment Date), Base Rent shall again be increased (but not decreased) by the CPI Amount (as defined below), but in no event shall Base Rent be increased by more than three percent (3%) each year.

56.           Assignment. The following shall be inserted as replacement Paragraph 12.l(c) of the Form Lease:

‘‘(c)      Notwithstanding the foregoing, an assignment or subletting of all or a portion of the Premises to an “Affiliate” (as defined below) of Lessee shall be deemed permitted hereunder, provided that (i) Lessee notifies Lessor of any such assignment or sublease at least thirty (30) days prior to its effective date and promptly supplies Lessor with any documents or information requested by Lessor regarding such assignment or sublease or such Affiliate, (ii) the net worth of Lessee’s Affiliate immediately after the date of Transfer shall be at least Ten Million Dollars ($10,000,000.00), (iii) such assignment or sublease is not a subterfuge by Lessee to avoid its obligations under this Lease, (iv) the assignee or sublessee assumes, in full, the obligations of Lessee under this Lease, and (v) Lessee remains fully liable under this Lease. The term “Affiliate” of Lessee shall mean an entity which is: (a) controlled by, controls, or is under common control with Lessee; (b) any entity with which Lessee has merged or consolidated; (c) any entity which directly or indirectly acquires all or substantially all of the capital stock of :the Lessee; or (d) any entity which acquires all or substantially all of the assets of Lessee, and which continues to operate substantially the same business at the Premises as had been maintained by Lessee. The term “control,” or “controlled” as used in this paragraph shall mean the ownership, directly or indirectly, of at least fifty percent (50%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in, an entity.”

57.           Portion of the Project Not Leased to Lessee; Address for Conducting Business.

(a)       The parties hereto understand and acknowledge that the Premises is a substantial part of, but does not comprise the entirety of, the Project, as more fully shown on the site plan attached to the Lease. The portion of the Project retained by Lessor is referred to herein as the “Retained Premises.” Lessee is and shall remain obligated to pay all operating costs, Real Property Taxes, insurance costs, and other amounts for which Lessee is responsible under the Lease (including, without limitation, costs for capital improvements), for the Premises. To the extent that any such costs or expenses are charged to the entire Project or any portion thereof which includes more than just the Premises (e.g., un-segregated Real Property Taxes and/or commonly metered utilities), then Lessee shall be responsible for its pro rata share of such cost and/or expense, based on the relative square footage of the Premises to the total Project, or relative square footage of the applicable portion of the Premises to the greater area (if less than all of the Project) to which such cost or expense applies.

(b)       The Retained Premises includes that portion of the Project known by the street address “1931 N. Broadway.” The parties hereto understand that until such time as Lessor leases the Retained Property to a third party, Lessee may desire to utilize that street address of “1931 N. Broadway” as the identifying/mailing address for the Premises. Lessor approves Lessee’s use of such identifying/mailing address until such time as Lessor leases the Retained Premises to a third party. Provided that Lessor provides to Lessee at least ninety (90) days prior written notice, Lessee agrees that it will cease utilizing “1931 N. Broadway” as the identifying/mailing address for the Premises, and, instead, will utilize another of the available postal addresses of the Premises as its identifying/mailing address.

58.       Notwithstanding the terms of Paragraph 10.2 of the form Lease, Lessor and Lessee agree that Lessee shall have the right to contest the amount or validity, in whole or in part, of any Real Estate Taxes by appropriate proceedings diligently conducted in good faith but only after payment of such Real Estate Taxes unless such payment would operate as a bar to such contest in which event, Lessee may postpone or defer payment of such Real Estate Taxes during the pendency of such proceedings if:

(a)       Neither the Premise nor any part hereof would by reason of such postponement or deferment be in danger of being forfeited or lost; and

(b)       Upon the termination of any such proceedings, Lessee shall pay, or may direct Lessor to pay out of any funds held by Lessor for such Real Estate Taxes, the amount of such Real Estate Taxes or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

59.       Lessee agrees that, upon Lessor’s written request, Lessee shall provide to Lessor copies of Lessee’s most recent audited financial statements. Lessor agrees that all such financial statements provided to Lessor shall be maintained by Lessor in strict confidence and shall not be disclosed or disseminated to third parties (other than Lessor’s attorneys, accountants, lenders and financial institutions and other consultants which Lessor may elect to review and advise on same) without Lessee’s prior written consent. Any such third parties to whom Lessor provides copies of such statements shall be required to maintain them in strict confidence.

60.       In the event that Lessee desires to sublease all or any portion of the Premises, and Lessor consents to such sublease (a “Transfer”) pursuant to the express terms of this Lease, then, notwithstanding any other provisions of this Lease to the contrary, Lessee shall pay to Lessor one hundred percent (100%) of any “Transfer Premium” (defined below), received by Tenant from the sublessee (“Transferee”). As used herein, “Transfer Premium” shall mean all rent or other consideration payable by a Transferee in connection with a Transfer in excess of the basic rental and operating expenses payable by Lessee under this Lease during the term of the Transfer after deducting all costs and expenses paid by Lessee in connection with said Transfer, including, without limitation, leasing commissions and attorneys’ fees related to such Transfer. If such Transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis. The calculation of “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Lessee in connection with such Transfer, and any payment in excess of fair market value for services rendered by Lessee to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to the Transferee in connection with such Transfer.

[Signatures on Following Page]

IN WITNESS WHEREOF, Lessor and Lessee have executed and delivered this Addendum as of the day and year first above written.

“Lessor”

BROADWAY COMPANY, LLC a California limited liability company

By:	/s/ Neil Kadisha
Name:	Neil Kadisha
Its:

“Lessee”
STADCO, a California corporation

By:	/s/ Douglas A, Paletz
Name:	Douglas A. Paletz
Its:	President

By:
Name:
Its:

Schedule 1 to Addendum

Stipulated Square Footage

Square Feet Of Leased Premises

	Building Square Feet	Yard and Parking Square Feet	Total
Main Stadco Facility
Parcel#: 5447-022-027
1931 N. Broadway
Building 3	7,041		7,041
Building 4	14,168		14,168
Building 13	5,360		5,360
Maintenance	1,693		1,593
Area between Buildings 5 & 6	1,900		1,900
Yard		42,997	42,997
Total Leased on Parcel 5447-022-027	30,062	42,997	73,059

Parcel#: 5447-022-019
136 S. Avenue 20
Building 5	2,900		2,900
Building 6	2,600		2,600
Total Leased on Parcel 5447-022-019	5,500	-	5,500

Parcel#: 5447-022-028
118 S. Avenue 19
Building 8	12,407		12,407

Parcel#: 5447-022-030
1902 Pasadena Avenue
Building 12	25,465		25,465

Parking Lot 1
Parcel #: 5447-022-007	6,600		6,600
Parcel #: 5447-022-009	6,600		6,600
Parcel #: 5447-022-010	1,084		1,084
Total Main Building Leased To Stadco	73,434	57,281	130,715

East of Avenue 20:
Parcel#: 5447-023-010
2020 Pasadena Avenue
Building 7	7,088		7,088

Parcel#: 5447-023-019
136 S. Avenue 20
Building 14	22,499		22,499
Building 9 (Paint Booth)	960		960
Parking and Yard		21,282	21,282
Total Leased on Parcel 5447-023-019	23,459	21,282	44,741
Total East of Avenue 20	30,547	21,282	51,829
Total SF Leased By Stadco	103,981	78,563	182,544